EXHIBIT 5.1

September 5, 2023

Brady Corporation
6555 West Good Hope Road
Milwaukee, Wisconsin 53223

Ladies and Gentlemen:
We have acted as counsel for Brady Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) debt securities of the Company (the “Debt Securities”); and (ii) shares of the Company’s Class A Nonvoting Common Stock, $0.01 par value (the “Class A Nonvoting Common Stock” and, together with the Debt Securities, the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).
As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and By-Laws, each as amended to date; (iii) the form of Indenture pursuant to which Debt Securities may be issued (the “Indenture”); and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
In our examination of the above-referenced documents, we have assumed, as applicable, the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will have been duly authorized, executed and delivered by the Company and the trustee under the Indenture; (v) any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture (each in proper form), will be duly authorized, executed and delivered by the parties thereto; (vi) a Form T-1 will be filed with the SEC with respect to the trustee executing the Indenture; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) with respect to shares of Class A Nonvoting Common Stock offered, there will be sufficient shares of Class A Nonvoting Common Stock authorized under the Company’s Restated Articles of Incorporation, as amended, and not otherwise reserved for issuance.
Based upon and subject to the foregoing, and the other matters set forth herein, we are of the opinion that:
1.All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company shall have been taken when:
a.The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;
b.The terms of such Debt Securities and of their issuance and sale have been established in conformity with the Indenture (which shall have been duly qualified under the Trust Indenture Act) so as not

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Brady Corporation
September 5, 2023

to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
c.Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and
d.Such Debt Securities shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
2.All requisite action necessary to make any shares of Class A Nonvoting Common Stock validly issued, fully paid and nonassessable will have been taken when:
a.The Company’s Board of Directors, or a committee thereof, duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Class A Nonvoting Common Stock; and
b.Such shares of Class A Nonvoting Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
The opinions set forth in paragraphs 1 above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.
We are qualified to practice law in the States of Wisconsin and New York and we do not purport to be experts on the law other than that of the States of Wisconsin and New York and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ FOLEY & LARDNER LLP

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO